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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) for the registration of 1,818,182 shares of paired common stock of the Companies and to the incorporation by reference therein of our reports (a) dated February 9, 1998 with respect to the Consolidated Financial Statements and financial statement schedules of Patriot American Hospitality, Inc., the Consolidated Financial Statements of Wyndham International, Inc. and the Combined Financial Statements of Patriot American Hospitality, Inc. and Wyndham International, Inc. included in the 1997 Joint Annual Report on Form 10-K of Patriot American Hospitality, Inc., and Wyndham International, Inc.; (b) dated March 5, 1996, with respect to the Financial Statements of Buckhead Hospitality Joint Venture included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended; (c) dated March 1, 1996 (except for Note 7, as to which the date is April 2, 1996) with respect to the Combined Financial Statements of Gateway Hotel Limited Partnership and Wenatchee Hotel Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended; (d) dated February 28, 1996 (except for Note 5, as to which the date is April 2, 1996) with respect to the Statement of Direct Revenue and Direct Operating Expenses of Plaza Park Suites Hotel included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended; (e) dated February 26, 1996 (except for Note 5, as to which the date is April 2, 1996) with respect to the Statement of Direct Revenue and Direct Operating Expenses of Roosevelt Hotel included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended; (f) dated April 10, 1996 with respect to the Statement of Direct Revenue and Direct Operating Expenses of Marriott WindWatch Hotel for the year ended December 29, 1995 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated December 5, 1996; (g) dated August 30, 1996 with respect to the Financial Statements of Concord O'Hare Limited Partnership for the year ended December 29, 1995 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated December 5, 1996; (h) dated September 10, 1996 with respect to the Statement of Direct Revenue and Direct Operating Expenses of the Mayfair Suites Hotel for the year ended December 31, 1995 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated December 5, 1996; and (i) dated January 23, 1997 (except for Note 8, as to which the date is September 30, 1997) with respect to the Consolidated Financial Statements of GAH-II, L.P. for the years ended December 31, 1996 and 1995, included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated September 30, 1997, as amended, all filed with the Securities and Exchange Commission.

                             /s/ ERNST & YOUNG LLP


Dallas, Texas
April 16, 1998